UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2014

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2014, we entered into an employment agreement with Celia Catlett, our General Counsel and Corporate Secretary.  The agreement is effective as of January 8, 2014 and will expire on January 7, 2015.

Base Salary.   The employment agreement establishes an annual salary in the amount of $200,000.00 which is to remain constant throughout the term of the agreement.

Incentive Bonus.   The agreement also establishes an annual incentive bonus in the base amount of $75,000.00, based on the achievement of defined goals established by the compensation committee of the Board of Directors.  Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base amount under the current incentive compensation policy of the Board’s Compensation Committee.

Stock Awards.   The employment agreement provides for the granting of 8,500 restricted stock units, the conditional right to receive shares of our common stock upon vesting.  The restricted stock units will vest on January 7, 2015.

Separation and Change in Control Arrangements.  Except in the event of a change in control, the employment agreement provides that if we terminate Ms. Catlett’s employment without cause before the end of the term, and if she signs a release of all claims against us, we will pay a severance payment equal to her base salary for a period of 180 days in addition to 50% of her annual base incentive bonus amount.  Similar payment is due to Ms. Catlett if employment is terminated by reason of death or disability before the end of the term.

The employment agreement provides that if Ms. Catlett’s employment is terminated other than for cause following a change in control, or if she resigns for good reason following a change in control because she is required to move, and the Company’s successor does not agree to be bound by the agreement or her duties, pay or total benefits are reduced, she will receive severance payments in an amount equal to her base salary and incentive bonus through the end of the term of the agreement but not less than one year.  In addition, generally upon termination by us without cause or termination for good reason within 12 months of a change in control, Ms. Catlett’s unvested stock options or other stock awards, if any, will become vested as of the date of termination.  The payments and acceleration of vesting of the stock options or other stock awards are contingent upon Ms. Catlett signing a full release of claims against us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: January 16, 2014	/s/ Scott M. Colosi
Scott M. Colosi
President